SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 15, 2015

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2015, Varian Medical Systems, Inc. (“Varian”), through its subsidiary Varian Medical Systems International AG (“Varian International”), entered into two loan agreements with MM Proton I, LLC, a Delaware limited liability company (“MMI”), as borrower, JPMorgan Chase Bank, N.A. (“JPM”), Varian International and an affiliate of The Goldman Sachs Group, Inc. (“GS”), as lenders, and JPM, as collateral agent and administrative agent. The two loan agreements, described below, were entered into in connection with a purchase agreement with New York Proton Management, LLC (“NYPM”) and MMI, under which Varian agreed to sell to NYPM a proton system and related equipment to equip the New York Proton Center (the “Center”) in New York, New York, as well as a ten-year operations and maintenance agreement with NYPM to provide operations and maintenance services for the proton equipment.

The two loan agreements, which represent material definitive agreements of Varian for purposes of Item 1.01, are: (1) a Loan and Security Agreement (Building Loan) dated July 15, 2015 and (2) a Loan and Security Agreement (Project Loan) dated July 15, 2015, both among MMI, as borrower, JPM, Varian International and GS, as lenders, (the two loan agreements are hereinafter referred to collectively as the “Loan Agreements”). The Loan Agreements provide for a maximum aggregate loan to MMI in the principal amount of $242,650,000, including (a) $145,950,000 in “Senior First Lien Loans” with a six-year term, funded equally by JPM and Varian International, (b) $78,200,000 in a six-and-a-half-year term “Senior Second Lien Loan” funded by GS, and (c) $18,500,000 in a six-and-a-half-year term “Subordinate Loan” funded by Varian International. Varian International’s maximum loan commitment is $91,475,000, comprised of $72,975,000 under the Senior First Lien Loan and $18,500,000 under the Subordinate Loan.

The outstanding principal on the Senior First Lien Loan will bear interest at a per annum rate of 9%. The outstanding principal on the Subordinate Loan will bear interest at a per annum rate of 13% prior to the date of substantial completion of the Center and 13.5% from and after the date of substantial completion of the Center. Interest only payments are due on the Senior First Lien Loan monthly in arrears. Interest on the Subordinate Loan is compounded quarterly and added to the principal amount of the Subordinate Loan until its maturity date, when all principal and accrued interest is due. The initial disbursement of the Subordinate Loan, which occurred on July 15, 2015, was $15,500,000, and the balance is expected to fund in fiscal year 2015. The Senior First Lien Loan and Senior Second Lien Loan will be funded through draws over the next four years.

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The Loan Agreements provide that advances will be made under the Loans to pay the costs of construction of the Center and to pay interest on the Senior First Lien Loans and the Senior Second Lien Loans as and when interest is due. Each Loan Agreement generally requires the satisfaction of customary conditions before advances are made. Each Loan Agreement also includes customary affirmative and negative covenants. The Loans are secured by substantially all assets of MMI, including the proton therapy system (such that Varian’s rights as equipment vendor in respect of the purchase price are subordinated).

Item 8.01.	Other Events.

Varian has issued a press release dated July 21, 2015 announcing the entry into agreements to equip and service the proton system and related equipment at the Center in New York and the entry into the loan agreements, each as described in Item 1.01. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release dated July 21, 2015 entitled “Varian Medical Systems to Equip New York Proton Consortium with ProBeam System.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: July 21, 2015

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EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated July 21, 2015 entitled “Varian Medical Systems to Equip New York Proton Consortium with ProBeam System.”

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